                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 17, 2001 on the audited financial statements of Old Kent Financial Corporation and subsidiaries for the year ended December 31, 2000, in this Form 10-K into Fifth Third Bancorp's previously filed Registration Statement File No. 33-34075, 33-13252, 33-60474, 33-55223, 33-55553, 333-58249,
333-48049, 33-61149, 333-77293, 333-84955, 333-63518, 333-47428, 333-72910,
333-53434, 333-52188, 333-84911, 333-52182, and 333-58618 on Form S-8, and
Registration Statement File No. 33-54134, 333-42379, 333-80919, 333-56450,
33-34798, 333-53826, and 333-41164 on Form S-3.


/s/ Arthur Andersen LLP
-----------------------
Chicago, Illinois,
March 11, 2002

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